Exhibit 23.1


                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 27, 1999 relating to the consolidated financial statements and financial statement schedule of Micron Electronics, Inc., which appear in Micron Electronic, Inc.'s Annual Report on Form 10-K for the year ended September 2, 1999.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP
Boise, Idaho
December 30, 1999